SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2002

AMDL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, CA	92780-7039
(Address of principal executive offices)	Zip Code)

(Former name or former address, if changed since last report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

     As previously reported, the Registrant sought a judicial determination in California that its ownership of the combination immunogene therapy technology is free of any claim by AcuVector Group Inc., a Canadian company (“AVG”). On April 22, 2002, in a preliminary jurisdictional ruling, the California court ruled that it did not have jurisdiction over the matter. AMDL intends to file an appeal and/or possibly refile the same case in Florida, the state of residence of the seller of the technology. The ruling in no way decided the case on its merits. The Registrant remains confident that AVG’s claim is without merit and that AMDL will ultimately prevail.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, INC. (Registrant)

Date: May 3, 2002	By:	/s/ GARY L. DREHER

Gary L. Dreher, President

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